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                                                                    EXHIBIT 10.2
                          MIDDLE BAY OIL COMPANY, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT



         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made to be effective as of the 30th day of January, 1997 (the "Effective Date") by and between MIDDLE BAY OIL COMPANY, INC., an Alabama corporation (the
"Corporation"), and ROBERT W. HAMMONS ("Executive").


                              W I T N E S S E T H :

         WHEREAS, Executive is currently employed by the Corporation as its President and Chief Executive Officer; and

         WHEREAS, the Corporation and Executive desire to embody in this Agreement the terms and conditions under which Executive shall continue his employment as Chief Executive Officer of the Corporation;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, promises, agreements, representations and warranties hereinafter set forth, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

         1. EMPLOYMENT. The Corporation as of the Effective Date continues the employment of Executive as Vice President of Engineering of the Corporation, and Executive shall render such duties for and on behalf of the Corporation as may be assigned reasonably from time to time to Executive by the President or Board of Directors (the "Duties"). Executive hereby accepts such continuation of employment with the Corporation and agrees to render the Duties for and on behalf of the Corporation on the terms and conditions set forth in this Agreement.

         2. TERM. The term (the "Initial Term") of this Agreement shall commence on the Effective Date hereof and, subject to the further provisions of this Agreement, shall end three (3) years from the Effective Date.

         3. PERFORMANCE OF DUTIES. Executive shall devote all of his working time exclusively to the Corporation's business and shall render the Duties to the best of his ability for and on behalf of the Corporation. Executive shall comply with all laws, statutes, ordinances, rules and regulations relating to the Duties.

         4. COMPENSATION. In partial consideration for all Duties rendered or agreed to be rendered by Executive hereunder, the Corporation shall pay to Executive an initial monthly base salary at the rate of EIGHTY-FIVE THOUSAND DOLLARS & 00/100 CENTS ($85,000.00) per annum (the "Base Salary"), divided into 24 semi-monthly installments and payable on the fifteenth and last day of each

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month; provided, however, except as provided in Section 11(e) hereof, that, absent approval by the Board of Directors of the Corporation, no Base Salary shall be paid to Executive under this Agreement for any period subsequent to the termination of employment of Executive for any reason whatsoever. The Board of Directors shall have full discretion to adjust Executive's Base Salary and award bonuses as they deem appropriate; however, in no case shall Executive's total compensation equal less than the Base Salary. Payment of the Base Salary shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.

         5. EXPENSES. Executive shall be entitled to reimbursement for expenses, provided that such expenses are reasonable and are incurred in connection with the performance of Executive's Duties hereunder. Such expense reimbursement shall be in accordance with and subject to the expense reimbursement policies and procedures of the Corporation as in effect from time to time during the term of this Agreement.

         6. VACATIONS AND BENEFITS.

                  (a) shall be entitled to vacation time consistent with the policies of the Corporation established from time to time regarding vacation time for executives. Executive shall request vacation time in writing in accordance with the policies of the Corporation. Executive shall take his vacation at such time or times as shall be approved by the Corporation, which approval shall not be unreasonably withheld.

                  (b) The Corporation shall include Executive, the spouse of Executive and all children of Executive in all medical, health or disability plans upon such terms and conditions as are provided to other management officers of the Corporation and shall include Executive in all disability and wage continuation plans as may be adopted by the Corporation for other executive officers of the Corporation.

                  (c) The Corporation shall include Executive in all group term life insurance plans adopted by the Corporation for executive officers of the Corporation.

                  (d) Due to the nature of Executive's Duties under this Agreement, and the solicitations, meetings, conferences and the individual goodwill related thereto and required to be undertaken and maintained by Executive with the Corporation's clients in order to maintain, preserve and guarantee the goodwill of the Corporation in its highly competitive business, the Corporation agrees to reimburse Executive on a monthly basis for all reasonable entertainment expenses; provided that, prior to
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         reimbursement, Executive shall provide to the Chief Accounting Officer of the Corporation a written Expense Report, detailing the character and nature of the reimbursable expenses.

                  (e) The Corporation agrees to permit Executive to become a participant in any employee benefit plan of the Corporation, including any pension or profit-sharing plan, at such time that the Corporation has such a plan or plans and at such time that Executive shall become eligible to participate therein according to the terms and provisions of said plan.

         7. DISABILITY. In the event that Executive shall be disabled so that he is substantially unable to perform the Duties hereunder for more than 120 days in any 12-month period, the employment of Executive hereunder, in the discretion of the Corporation, may be terminated pursuant to Section 11 hereof.

         8. CONFIDENTIAL INFORMATION AND TRADE SECRETS.

                  (a) Executive acknowledges that, in Executive's employment hereunder, Executive will be making use of, acquiring and adding to the Corporation's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Corporation's business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, confidential reports, lists of properties, leases and drilling prospects, all of which shall be deemed to be confidential information. Executive acknowledges that such confidential information has been and will continue to be of central importance to the business of the Corporation and that disclosure of it to or its use by others could cause substantial loss to the Corporation. In consideration of employment by the Corporation, Executive agrees that, during the course of Executive's employment pursuant to this Agreement and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, divulge or disclose to any person or entity, other than those within the Corporation authorized to receive such information, any of such confidential information which was obtained by Executive as a result of Executive's employment with the Corporation or any trade secrets of the Corporation, but shall hold all of the same confidential and inviolate and will not use such material and information against the best interests of the Corporation.

                  (b) All contracts, agreements, financial books, records, instruments and documents, client lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, card decks, listings, programming and any other instruments, records or documents relating or pertaining to business conducted by
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         the Corporation or Executive, the Duties rendered by Executive or the properties of the Corporation (collectively, the "Records") shall at all times be and remain the property of the Corporation. Upon termination of this Agreement and Executive's employment under this Agreement for any reason whatsoever, Executive shall return to the Corporation all Records (whether furnished by the Corporation or prepared by Executive), and Executive shall neither make nor retain any copies of any of such Records after such termination.

                  (c) All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including without limitation computer programs, manuals and related materials, made or conceived in whole or in part by Executive while employed by the Corporation and within one (1) year thereafter, which relate in any manner whatsoever to the business, existing or proposed, of the Corporation or any other business or research or development effort in which the Corporation or any of its subsidiaries or affiliates engages during Executive's employment by the Corporation will be disclosed promptly by Executive to the Corporation and shall be the sole and exclusive property of the Corporation. All copyrightable works created by Executive and covered by this Section 8(c) shall be deemed to be works for hire and owned exclusively by the Corporation. To the extent that any such inventions or other creations, under applicable law, are not copyrightable works or are not considered works made for hire, Executive agrees to assign ownership of all such inventions or other creations to the Corporation, without the necessity of any further compensation, and the Corporation shall be entitled to obtain and hold in its own name all patents, copyrights or other rights in respect of such inventions or creations. Executive shall cooperate with the Corporation in obtaining patents or copyrights of all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Corporation to evidence its ownership thereof throughout the world and shall cooperate with the Corporation in obtaining, defending and enforcing its rights therein.

9.       RESTRICTIVE COVENANTS.

                  (a) The Corporation and Executive acknowledge and agree that Executive's Duties are of a special and unusual character which have a unique value to the Corporation, the loss of which cannot be adequately compensated by damages in an action at law and, if used in competition with the Corporation, could cause serious harm to the Corporation. Further, Executive and the Corporation also recognize and agree that the Corporation and Executive will be actively engaged in the Corporation's Business within the Business
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         Area. Further, Executive and the Corporation also recognize that an important part of Executive's Duties will be to develop good will for the Corporation through his personal contact with customers, agents and others having business relationships with the Corporation and that there is a danger that this goodwill, a proprietary asset of the Corporation, may follow Executive if and when his relationship with the Corporation is terminated. Accordingly, Executive covenants that, during the course of Executive's employment pursuant to this Agreement and for a period of six months thereafter, Executive shall not, within those areas in which Executive rendered services pursuant to this Agreement within two (2) years prior to the termination or cessation of Executive's employment with the Corporation, directly or indirectly:

                           (i) be engaged, on his own behalf or on behalf of others, in an executive capacity which involves duties and responsibilities identical or substantially similar to those of Executive under the terms and provisions of this Agreement or

                           (ii) solicit, divert or appropriate or attempt to
                  solicit, divert or appropriate any oil and gas properties of the Corporation which were identified by Executive or under his supervision on behalf of the Corporation to or for any business which is engaged in the oil and gas business in a substantially similar manner and competing with the Corporation.

                  (b) Executive shall not, on his own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, any person employed by the Corporation, whether or not such employee is a full-time employee or a temporary employee of the Corporation and whether or not such employment is pursuant to a written agreement or is at will, at any time during the term of this Agreement and for a period of six months after Executive ceases to be employed by the Corporation for any reason whatsoever.

                  (c) Compliance with the restrictive covenants of this Agreement is a condition precedent to the Corporation's obligation to make any payments of any nature to Executive, whether under this Agreement or otherwise. Nothing in this Agreement shall be construed as prohibiting the Corporation from pursuing any other remedies available to it for a breach or threatened breach of Sections 8 and 9 of this Agreement.
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                  (d) Executive agrees that the covenants and agreements
         contained in Sections 8 and 9 of this Agreement are of the essence of this Agreement and that each of such covenants is reasonable and necessary to protect and preserve the interests and business of the Corporation. Executive further agrees that each of such covenants is separate, distinct and severable, not only from the other of such covenants but also from the remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in the event any court of competent jurisdiction determines, rules or holds that any such provision, covenant or agreement hereof is overly broad or against the public policy of the state, then said court is specifically authorized to reform and narrow said provision, covenant or agreement to the extent necessary to make said reformed and narrowed provision, covenant or agreement valid and enforceable.

         10. INDEMNITY. Executive shall indemnify the Corporation, its officers, directors and shareholders (other than Executive) and hold the Corporation, its officers, directors and shareholders (other than Executive) harmless from and against any and all actions, suits, proceedings, liabilities, damages, losses, costs and expenses (including attorneys' and experts' fees) arising out of or in connection with any breach or threatened breach by Executive of any one or more provisions of this Agreement.

         11. TERMINATION OF EMPLOYMENT. The Corporation shall have the right (but not the obligation) to terminate Executive's employment hereunder at any time and without prior written notice to Executive upon the occurrence of any one or more of the following events:

                  (a) the voluntary or involuntary termination of the Corporation's existence in connection with the liquidation or winding-up of the Corporation;

                  (b) the disability of Executive for more than 120 days in any 12-month period pursuant to Section 7 of this Agreement;

                  (c) for cause (for the purposes of this Agreement, the term "cause" shall mean (i) conduct by Executive that amounts to fraud, dishonesty, gross negligence or willful misconduct in the performance of his Duties hereunder; (ii) failure by Executive to perform his Duties hereunder in the manner and to the extent required under this Agreement or breach by Executive of any covenant, promise, representation or warranty of this Agreement or of any fiduciary or other obligation owed by Executive to the Corporation, including without limitation the obligation to refrain from engaging
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         in the activities prohibited by Sections 8 and 9 hereof; or (iii) the conviction of Executive of a felony); or

                  (d) by majority vote of the Board of Directors (without regard to cause) and upon payment to Executive the greater of: (i) two (2) years' Base Salary or (ii) the amount of Base Salary Executive would have earned if Executive's employment had continued through the remainder of the Initial Term or a Renewal Term.

Upon termination of Executive's employment under this Agreement pursuant to this
Section 11, neither party shall thereafter have any further rights, duties or obligations under this Agreement, except for Executive's obligations under Sections 7, 8 and 9 hereof, but each party shall remain liable and responsible to the other for all prior obligations and duties hereunder and for all acts and omissions of such party, its agents, servants and employees prior to such termination.

         12. NOTICES. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be given and shall be deemed received if and when either hand delivered and a signed receipt is given therefor or mailed by registered or certified United States mail, postage prepaid, and if to the Corporation, to:

                           Middle Bay Oil Company, Inc.
                           115 South Dearborn Street
                           Mobile, AL  36602

or if to Executive, to:

                           Robert W. Hammons
                           1013 Fribourg Street
                           Mobile, Alabama  36608

or at such other address as either party hereto shall notify the other of in writing.

         13. MISCELLANEOUS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns. This Agreement shall be binding upon Executive and his heirs, personal and legal representatives and guardians and shall inure to the benefit of Executive. Neither this Agreement nor any part hereof or interest herein shall be assigned by Executive.

                  (b) The terms and provisions of this Agreement may not be modified, except by written instrument duly executed by each party hereto.
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                  (c) This Agreement shall be governed by and enforced and
         construed in accordance with the laws of the State of Alabama.

                  (d) This Agreement sets forth the entire, integrated understanding and agreement of the parties hereto with respect to the subject matter hereof.

                  (e) The headings in this Agreement are included for the convenience of reference only and shall be given no effect in the construction of this Agreement.

                  (f) Each of the parties hereto shall have the right to waive compliance with or the fulfillment, satisfaction or enforcement of any warranty, representation, covenant, promise, agreement or condition herein set forth, but the waiver by any party of such right shall not be deemed a waiver of compliance with or fulfillment, satisfaction or enforcement of any other warranty, representation, covenant, promise, agreement or condition herein set forth or to seek redress for any breach thereof on any subsequent occasion, nor shall any such waiver be deemed effective unless in writing and signed by the party so waiving.

                  (g) In the event Executive shall breach any or all of the covenants set forth in Section 9(a) of this Agreement, the running of the period of the covenant or covenants breached shall be tolled during the continuation of any such breach by Executive, and the running of the period of such covenant or covenants shall commence again only upon compliance by Executive with the covenant or covenants previously breached.

         IN WITNESS WHEREOF, the parties have executed, acknowledged, sealed and delivered this Agreement on the 30th day of January, 1997, to become effective as of the Effective Date.

                                        MIDDLE BAY OIL COMPANY, INC.


                                    By: /s/ John J. Bassett
                                        -------------------------------------
                                        John J. Bassett, Chairman of
                                        the Board of Directors


                                        EXECUTIVE


                                        /s/ Robert W. Hammons
                                        -------------------------------------
                                        Robert W. Hammons